EXHIBIT 10.3

EXECUTION VERSION

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

between

FORD MOTOR CREDIT COMPANY LLC,
as Seller

and

FORD CREDIT FLOORPLAN LLC,
as Buyer

Dated as of August 1, 2001,
as amended and restated as of December 1, 2010

i

Section 7.14.	Further Assurances	17
Section 7.15.	Assignment	17

FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (this “Agreement”), by and between FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Seller, and FORD CREDIT FLOORPLAN LLC, a Delaware corporation (“FCF LLC”), as Buyer.

BACKGROUND

The parties to this Agreement intend to amend and restate the Receivables Purchase Agreement, dated as of August 1, 2001, as previously amended and restated as of December 19, 2002, September 1, 2005 and May 1, 2008, by and between the parties, on the terms and conditions contained in this Agreement.

The Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, certain Receivables originated in the Accounts.

Pursuant to the Sale and Servicing Agreement, the Buyer has agreed to sell to the Issuer all such Receivables purchased by the Buyer under this Agreement.

Pursuant to a sale and servicing agreement among FCF Corp, the Issuer and the Servicer, FCF Corp has also agreed to sell to the Issuer all the receivables that have been purchased by FCF Corp under a separate receivables purchase agreement between it and the Seller, and such receivables will also secure the Notes to be issued by the Issuer.

Pursuant to the Indenture and the Indenture Supplements, the Issuer will issue from time to time Notes secured by the Receivables.

The parties hereto agree as follows:

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                                 Usage and Definitions.  Capitalized terms used but not otherwise defined in this Agreement are defined in Appendix A to the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among FCF LLC, as Depositor, the Issuer and Ford Motor Credit Company LLC, as Servicer.  Appendix A also contains rules as to usage applicable to this Agreement.  Appendix A is incorporated by reference into this Agreement.

Section 1.2.                                 Amendment and Restatement.  This Agreement amends and restates in full the Third Amended and Restated Receivables Purchase Agreement, dated as of August 1, 2001, as amended and restated as of May 1, 2008, between the parties with effect as of the date of this Agreement, and it is confirmed by the parties that (a) all prior actions made pursuant to such Third Amended and Restated Receivables Purchase Agreement are effective as if made under this Agreement on the date made, and (b) no provision of this Agreement is intended to result in the duplication of any such prior action of any party.  Notwithstanding the foregoing, to the extent that any amendment to the Third Amended and Restated Receivables Purchase Agreement, as set out in this Agreement, would reasonably be expected to have an Adverse

Effect on the Noteholders of a Series issued before the date of this Agreement or would not otherwise be permitted, as determined by a court of competent jurisdiction, then such amendment will not be effective as against such Noteholders and the corresponding provision of the Third Amended and Restated Receivables Purchase Agreement, will continue to govern as it relates to such Noteholders and such Series.

ARTICLE II
SALE OF RECEIVABLES

Section 2.1.                                 Sale of Receivables.

(a)                                 The Seller sells and assigns, without recourse (except as provided in this Agreement), to the Buyer the following property on and as of the dates specified below:

(i)             on the first Closing Date, (A) all of its right, title and interest in, to and under each Sold Receivable originated in each Initial Account and all Related Security with respect to such Sold Receivables owned by the Seller at the close of business on the Cutoff Date and (B) all monies due or to become due and all amounts received with respect to any of the foregoing and all proceeds (including “proceeds,” as defined in the UCC) and Recoveries thereof;

(ii)          on the applicable Addition Date, (A) all of its right, title and interest in, to and under each Sold Receivable originated in each Additional Account and all Related Security with respect to such Sold Receivables owned by the Seller at the close of business on the applicable Additional Cutoff Date, and (B) all monies due or to become due and all amounts received with respect to any of the foregoing and all proceeds (including “proceeds,” as defined in the UCC) and Recoveries thereof; and

(iii)       on each Sale Date, (A) all of its right, title and interest in, to and under each Sold Receivable originated in each Account on such Sale Date and all Related Security with respect to such Sold Receivable owned by the Seller at the close of business on the applicable Sale Date and not previously sold to the Buyer pursuant to this Agreement and (B) all monies due or to become due and all amounts received with respect to any of the foregoing and all proceeds (including “proceeds,” as defined in the UCC) and Recoveries thereof.

(b)                                 The foregoing sales, and any subsequent sales, do not constitute, and are not intended to result in, the creation, or an assumption by the Buyer, of any obligation of the Servicer, the Seller, Ford or any other Person in connection with the Accounts or the related Receivables or under any related agreement or instrument, including any obligation to any Dealers or Ford.  The foregoing sales are not sales of the Accounts but rather are sales of the Sold Receivables originated in the Accounts.

(c)                                  In connection with the foregoing sales, the Seller will record and file, at its own expense, a financing statement on form UCC-1 or any other applicable form (and continuation statements when applicable) with respect to the Sold Receivables sold by the Seller, for the sale, for UCC purposes, of “tangible chattel paper,” “payment intangibles,” “general intangibles” or “accounts” (each as defined in the UCC), meeting the requirements of Applicable Law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment, for UCC purposes, of the Sold Receivables and the Related Security to the Buyer, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Buyer on or before the first Closing Date, in the case of the Initial Accounts, and (if any additional filing is necessary) the applicable Addition Date, in the case of Additional Accounts.  The Buyer is under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under Applicable Law in connection with such sales.

(d)                                 The Seller and the Buyer intend that all transfers of Sold Receivables under this Agreement constitute sales of such Sold Receivables and not transfers of such Sold Receivables as security for a loan.  However, if the transfers of the Sold Receivables under this Agreement were to be characterized as transfers of security for a loan and not as sales, then (i) the Seller will have Granted, and Grants, to the Buyer a security interest in each Sold Receivable and the Related Security, whether now owned or hereafter acquired, and all monies due or to become due and all amounts received with respect to any of the foregoing and all proceeds (including “proceeds,” as defined in the UCC) and Recoveries thereof and (ii) this Agreement constitutes a security agreement.

(e)                                  On or before the first Closing Date, in the case of the Initial Accounts, and on or before the applicable Addition Date, in the case of Additional Accounts, the Seller will, at its own expense:

(i)                                     indicate in its computer files that the Sold Receivables and the Related Security have been (A) sold and assigned to the Buyer pursuant to this Agreement, (B) sold and assigned by the Buyer to the Issuer pursuant to the Sale and Servicing Agreement and (C) pledged by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture and the Indenture Supplements;

(ii)                                  in the case of the Initial Accounts, deliver to the Buyer the Initial Account Schedule; and

(iii)                               in the case of Additional Accounts, deliver to the Buyer an Additional Account Schedule.

(f)                                   The Account Schedule, as amended, supplemented or otherwise modified from time to time, will be marked as Schedule 1 to this Agreement and is incorporated into and made a part of this Agreement.

(g)                                  The purchase price for the Sold Receivables sold pursuant to this Agreement will be equal to the principal amount of the Sold Receivables, or such other price as may be agreed to by the Buyer and the Seller at the time of acquisition by the Buyer.  The purchase price will not be materially less favorable than prices for transactions of a generally similar character at the time of the acquisition, taking into account the quality of such Sold Receivables the Seller’s cost of originating such Sold Receivables and a reasonable return on such costs, and other pertinent factors; provided that such consideration will in no event be less than reasonably equivalent value therefor.  The Depositor and the Buyer each represents and warrants to the other that the amount of cash paid by the Depositor on any Sale Date, together with the increase in the value in the Buyer’s capital in the Depositor, is equal to the fair market value of the Sold Receivables sold on such Sale Date.

(h)                                 Notwithstanding anything in this Agreement or in the other Transaction Documents to the contrary, in originating the Receivables, the Seller acts solely in its individual capacity and not in the capacity of agent or nominee of the Issuer.  Furthermore, in connection with all sales of Sold Receivables by the Seller to the Buyer under this Agreement, the Seller is under no obligation, and does not intend, to inform the related Dealers of such sales by the Seller to the Buyer or of the transfer thereof by the Buyer to the Issuer under the Sale and Servicing Agreement or of the pledge thereof by the Issuer to the Indenture Trustee under the Indenture.

Section 2.2.                                 Representations and Warranties of Seller Relating to Itself and this Agreement.

(a)                                 Representations and Warranties.  The Seller represents and warrants to the Buyer as of each Closing Date (unless another date is specified below) that:

(i)             Organization and Qualification.  The Seller is duly organized and validly existing as a limited liability company or other legal entity in good standing under the laws of its jurisdiction of organization.  The Seller is qualified as a foreign limited liability company or other legal entity in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals could not reasonably be expected to have a material adverse effect on the Seller’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

(ii)          Power, Authorization and Enforceability.  The Seller has the power and authority to execute, deliver and perform the terms of each of the Transaction Documents to which it is party and to acquire, own and sell the Receivables and the other Trust Property and has duly authorized the sale of the Receivables and other Trust Property to the Buyer by all necessary action.  The Seller has authorized the execution, delivery and performance of the terms of each of the Transaction Documents to which it is a party.  Each of the Transaction Documents to which the Seller is a party is the legal, valid and binding obligation of the Seller, enforceable against the Seller, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(iii)       No Conflicts and No Violation.  The consummation of the transactions contemplated by the Transaction Documents to which the Seller is a party and the fulfillment of the terms of the Transaction Documents to which the Seller is a party will not (A) conflict with or result in a breach of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Seller is a debtor or guarantor, (B) result in the creation or imposition of any Lien upon any of the properties or assets of the Seller pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument (other than this Agreement), (C) violate the Organizational Documents of the Seller or (D) violate any law or, to the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties, in each case which conflict, breach ,default, Lien or violation would reasonably be expected to have a material adverse effect on the Seller’s ability to perform its obligations under the Transaction Documents to which it is party.

(iv)      No Proceedings.  To the Seller’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of any of the Transaction Documents or any of the Notes, (B) seeking to prevent the issuance of any of the Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents, (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Seller’s ability to perform its obligations under, or the validity or enforceability of, any of the Transaction Documents or any of the Notes or (D) relating to Ford Credit or the Seller that would reasonably be expected to (1) affect the treatment of the Notes as indebtedness for U.S. federal income tax, (2) be deemed to cause a taxable exchange of any of the Notes for U.S. federal income tax purposes or (3) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than such proceedings that would not reasonably be expected to have a material adverse effect upon the Seller or materially and adversely affect the performance by the Seller of is obligations under, or the validity and enforceability of, the Transaction Documents or any of the Notes, or materially and adversely affect the tax treatment of the Issuer or any of the Notes.

(v)         Valid Sale.  This Agreement or the related Assignment constitutes a valid sale and assignment to the Buyer of all right, title and interest of the Seller in the Sold Receivables in connection with the Initial Accounts or the Additional Accounts, as applicable, and the Related Security and the proceeds thereof and, upon the filing of the financing statements described in Section 2.1(c) and, in the case of the Sold Receivables and the Related Security hereafter created and the proceeds thereof, upon the creation thereof, the Buyer will have a first priority perfected ownership interest in such property, subject to Permitted Liens.  Except as otherwise provided in this Agreement or the other Transaction Documents, neither the Seller nor any Person claiming through or under it has any claim to or interest in the Trust Property.

(b)                                 Repurchase upon Breach.  The representations and warranties in Section 2.2(a) survive the sale and assignment of the Sold Receivables and Related Security to the Buyer.  Upon discovery by the Seller or the Buyer of a material breach of any of these representations and warranties, the party discovering such breach will give prompt notice to the other party.  If any breach by the Seller of a representation or warranty in Section 2.2(a) has a material adverse effect on the Sold Receivables and, in connection therewith, the Buyer is obligated (after the applicable grace period) to accept reassignment pursuant to Section 2.3(b) of the Sale and

Servicing Agreement of all the Sold Receivables that it sold to the Issuer, then the Seller will repurchase all the Sold Receivables that it sold to the Buyer.  In such event, the Seller will make payment for the repurchase of such Sold Receivables on the Business Day immediately preceding the Payment Date on which the Buyer is required to accept reassignment of such Sold Receivables pursuant to the Sale and Servicing Agreement.

(c)                                  Consideration for Repurchase.  In consideration for the repurchase of the Sold Assets required by Section 2.2(b), the Seller will pay to the Buyer an amount not less than the purchase price for such Sold Receivables payable by the Buyer, as specified in the Sale and Servicing Agreement.  Upon the Seller’s payment of such purchase price, the Buyer will without further action be deemed to sell and assign to the Seller, without recourse, representation or warranty, all right, title and interest of the Buyer in, to and under the Sold Assets.  In connection with any such repurchase, the Buyer will execute such documents and take such other actions as are reasonably requested by the Seller to effect the conveyance of such Sold Assets.  The obligation of the Seller to repurchase such Sold Receivables pursuant to this Section 2.2(c) constitutes the sole remedy for a breach specified in Section 2.2(b) available to the Buyer and to the Noteholders (or the Owner Trustee or the Indenture Trustee on behalf of the Secured Parties).

Section 2.3.                                 Representations and Warranties of Seller Relating to Sold Receivables and Accounts.

(a)                                 Representations and Warranties.  The Seller represents and warrants to the Buyer that:

(i)             As of the first Closing Date, any Addition Date or any Sale Date, as the case may be, the Sold Receivables and the Related Security sold to the Buyer on such date, are free and clear of any Lien, other than Permitted Liens, and all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by it in connection with the sale of such Sold Receivables and Related Security have been duly obtained, effected or given and are in full force and effect.

(ii)          Each (A) Initial Account was an Eligible Account as of the Cutoff Date, (B) each Additional Account is an Eligible Account as of the applicable Additional Cutoff Date and (C) each Account is an Eligible Account as of each Series Cutoff Date.

(iii)       As of the first Closing Date, any Addition Date or any Sale Date, as the case may be, each Sold Receivable sold to the Buyer on such date, is an Eligible Receivable or, if such Sold Receivable is not an Eligible Receivable, such Sold Receivable is being transferred in accordance with Section 2.7.

(iv)      As of the first Closing Date or any Addition Date, as the case may be, no selection procedures reasonably believed by the Depositor to be adverse to the interests of the Noteholders were used in selecting such Initial Accounts or Additional Accounts, as applicable.

(v)         As of the Cutoff Date, the Initial Account Schedule was true and correct in all material respects.  As of the applicable Additional Cutoff Date, the Additional

Account Schedule was true and correct in all material respects.  As of the applicable Redesignation Date, the Redesignated Account Schedule was true and correct in all material respects.

(b)                                 Repurchase upon Breach.  The representations and warranties in Section 2.3(a) survive the sale and assignment of the Sold Receivables and the Related Security to the Buyer.  Upon discovery by the Seller or the Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach will give prompt notice to the other party and the Seller will take or cause to be taken such actions as are reasonably requested by the Buyer to cure such breach.  If any breach by the Seller of a representation or warranty in Section 2.3(a) has a material adverse effect on a Sold Receivable and, in connection therewith, the Buyer is obligated (after the applicable grace period) to accept reassignment of such Sold Receivable pursuant to Section 2.4(b) of the Sale and Servicing Agreement, then the Seller will repurchase such Sold Receivable.

(c)                                  Consideration for Repurchase.  In consideration for the repurchase of a Sold Receivable required by Section 2.3(b), the Seller will pay to the Buyer the Purchase Price for such Sold Receivable.  Upon payment of such purchase price, the Buyer will without further action be deemed to sell and assign to the Seller, without recourse, representation or warranty, all the right, title and interest of the Buyer in, to and under such Sold Receivable and all Related Security.  In connection with any such repurchase, the Buyer will execute such documents and take such other actions as are reasonably requested by the Seller to effect the conveyance of such Sold Receivable.  The obligation of the Seller to repurchase a Sold Receivable pursuant to Section 2.3(b) constitutes the sole remedy for a breach specified in Section 2.3(a) available to the Buyer and to the Noteholders (or the Owner Trustee or the Indenture Trustee on behalf of the Secured Parties).

Section 2.4.                                 Covenants of Seller.  The Seller covenants to the Buyer that:

(a)                                 No Liens.  Except for the conveyances provided or permitted in this Agreement or the other Transaction Documents, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on, any Sold Receivable or any Related Security, and the Seller will defend the right, title and interest of the Buyer, the Issuer and the Indenture Trustee in, to and under such Sold Receivables and the Related Security against all claims of third parties claiming through or under the Seller.

(b)                                 Floorplan Financing Agreements and Guidelines.  The Seller will comply with and perform its servicing obligations with respect to the Accounts and the Receivables in accordance with the applicable Floorplan Financing Agreements relating to the Accounts and the applicable Floorplan Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Buyer, the Issuer or the Noteholders.  Subject to compliance with all Applicable Law, the Seller, in its capacity as Servicer, may change the terms and provisions of any of the Floorplan Financing Agreements or the Floorplan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge offs and the rate of interest charged on the Receivables) only if such change would be permitted pursuant to Section 3.1(d) of the Sale and Servicing Agreement.

(c)                                  Certain Allocations of Collections.  If the Seller is unable for any reason to sell Receivables to the Buyer under this Agreement, then the Seller agrees that, after the occurrence of such event and subject to Applicable Law and any related Floorplan Financing Agreement, it (or the Servicer on its behalf) will allocate Collections in respect of each Account between the Receivables that were sold to the Buyer hereunder and those that were not so sold to the Buyer as follows:

(i)             Principal Collections will be allocated to the Receivable that relates to the Vehicle whose sale or lease generated such Collections; and

(ii)          Interest Collections will be allocated to the Buyer on the basis of the ratio of the principal amount of the Receivables in such Account owned by the Buyer on the date of determination to the total principal amount of Receivables in such Account on such date.

(d)                                 Delivery of Collections.  If the Seller or any of its Affiliates receives payments in respect of the Sold Receivables, the Seller will pay or cause to be paid to the Servicer all such payments no later than two Business Days after receipt and application to the Sold Receivables.

(e)                                  Notice of Liens.  The Seller will notify the Buyer, the Owner Trustee and the Indenture Trustee promptly after becoming aware of any Lien on any Sold Receivable, other than Permitted Liens.

(f)                                   Compliance with Law.  The Seller will comply in all material respects with Applicable Law.

Section 2.5.                                 Designation of Additional Accounts.

(a)                                 Offer to Designate.  The Seller may from time to time, at its sole discretion, offer to designate additional Eligible Accounts as Accounts to the Buyer, subject to the conditions specified in Section 2.5(b).  If any such offer is accepted by the Buyer, the Sold Receivables and the Related Security originated in such Additional Accounts will be sold to the Buyer on the Addition Date specified in the related Addition Notice.

(b)                                 Conditions.  The Seller is permitted to sell to the Buyer the Sold Receivables and all Related Security in any Additional Accounts designated pursuant to Section 2.5(a) only upon satisfaction of each of the following conditions on or before the related Addition Date:

(i)             the Seller has delivered to the Buyer an Addition Notice not less than two Business Days and not more than 30 days before the related Addition Date;

(ii)          the Seller has delivered to the Buyer an Assignment, and the Additional Account Schedule in accordance with Section 2.1(e);

(iii)       the Seller has delivered to the Servicer all Collections on such Additional Accounts relating to the time period on or after the Additional Cutoff Date;

(iv)      the Seller has represented and warranted to the Buyer that:

(A)                               as of the date of the Addition Notice and the Addition Date, the Seller is not insolvent nor will be made insolvent by such sale and it is not aware of any events or circumstances that could reasonably be expected to lead to its insolvency; and

(B)                               the addition of the Sold Receivables originated in such Additional Accounts will not, in the reasonable belief of the Seller, cause an Amortization Event to occur;

(v)         the Seller has delivered to the Buyer an Opinion of Counsel with respect to the Sold Receivables originated in the Additional Accounts substantially in the form of Exhibit C; and

(vi)      the Seller has delivered to the Buyer an Officer’s Certificate stating that the conditions set forth in clauses (i) through (v) above have been satisfied.

(c)                                  Repurchase Upon Breach.  By the delivery of an Assignment for the designation of Additional Accounts pursuant to this Section 2.5, the Seller will be deemed to make the representations and warranties in Section 2.5(b)(iv).  These representations and warranties survive the sale and assignment of the Sold Receivables and the Related Security to the Buyer.  Upon discovery by the Seller or the Buyer of a material breach of any  representation or warranty, the party discovering such breach will give prompt notice to the other party.  If any breach by the Seller of a representation or warranty in Section 2.5(b)(iv) has a material adverse effect on a Sold Receivable and, in connection therewith, the Buyer is obligated (after the applicable grace period) to accept reassignment of such Sold Receivable pursuant to Section 2.6(d) of the Sale and Servicing Agreement, then the Seller will repurchase such Sold Receivable.

(d)                                 Consideration for Repurchase.  In consideration for the repurchase of a Sold Receivable required by Section 2.5(c), the Seller will pay to the Buyer the Purchase Price for such Sold Receivable.  Upon payment of such purchase price, the Buyer will without further action be deemed to sell and assign to the Seller, without recourse, representation or warranty, all the right, title and interest of the Buyer in, to and under such Sold Receivable and all Related Security.  In connection with any such repurchase, the Buyer will execute such documents and take such other actions as are reasonably requested by the Seller to effect the conveyance of such Sold Receivable.  The obligation of the Seller to repurchase a Sold Receivable pursuant to Section 2.5(c) constitutes the sole remedy for a breach specified in Section 2.5(b) available to the Buyer and to the Noteholders (or the Owner Trustee or the Indenture Trustee on behalf of the Secured Parties).

Section 2.6.                                 Redesignation of Accounts.

(a)                                 On each date on which Accounts, including any amounts then held by the Issuer or thereafter received by the Issuer with respect to such Accounts, are redesignated pursuant to Section 2.7 or 2.8 of the Sale and Servicing Agreement, the Buyer will be deemed to offer to the Seller automatically and without notice to or action by or on behalf of the Buyer, the right to redesignate and thereby remove Accounts from the operation of this Agreement pursuant this Section 2.6.

(b)                                 Any acceptance of such offer to redesignate Accounts as provided in Section 2.6(a) is subject to the satisfaction of the following conditions:

(i)             the Seller (or the Servicer on its behalf) has delivered to the Buyer a Redesignation Notice not less than two Business Days and not more than 30 days before the applicable Redesignation Date; and

(ii)          the Seller (or the Servicer on its behalf) has delivered to the Buyer the applicable Redesignated Account Schedule.

On the Redesignation Date with respect to any such Redesignated Account, all the related Sold Receivables and Related Security will be deemed sold and assigned to the Seller without recourse, representation or warranty.  The consideration for such removal will be an amount equal to the principal amount of such Sold Receivables, or such other amount as may be mutually agreed to by the Buyer and the Seller that reflects fair market value for such Sold Receivables.  After such Redesignation Date and upon the request of the Seller, the Buyer will deliver to the Seller a Reassignment; provided, however, that with respect to the redesignation of a Performance Impaired Ineligible Account, a Reassignment will not be necessary and the Seller (or the Servicer on its behalf) will, from and after the applicable Redesignation Date, cease to sell to the Buyer any and all Sold Receivables originated in such Redesignated Account and the Sold Receivables that were sold to the Buyer before such Redesignation Date will not be removed from the Buyer.  All Collections that relate to time periods on or after the applicable Redesignation Date in respect of a Performance Impaired Ineligible Account will be allocated between those Sold Receivables that remain sold to the Buyer and those Receivables originated in such Performance Impaired Ineligible Account on or after such Redesignation Date in the manner provided in Section 2.4(c).

Section 2.7.                                 Sale of Ineligible Receivables.  The Seller may, at its sole option, sell to the Buyer on each Sale Date all or any portion of the Ineligible Receivables originated in any Account; provided, however,  that the Seller will not transfer to the Buyer any Ineligible Receivables that are ineligible due to a failure to satisfy the condition specified in clause (a)(ii) of the definition of “Eligible Receivable”; and provided, further, that (i) on the applicable Sale Date, such Account is an Eligible Account and (ii) the Seller indicates in its computer files that related Ineligible Receivables were sold to Buyer on the related Sale Date.

Section 2.8.                                 Treatment of Prepayments and Advances Made Pursuant to Cash Management Agreements.  Prepayments made by a Dealer to the Seller under a Cash Management Agreement will be treated as Principal Collections and, in accordance with the Floorplan Financing Guidelines, the aggregate principal amount of Receivables in the related Account will decrease by the amount of such prepayment.  Conversely, any advances to such Dealer made by the Seller under a Cash Management Agreement will be treated as a supplemental advance to such Dealer and, in accordance with the Floorplan Financing Guidelines, the aggregate principal amount of Receivables in the related Account will increase by the amount of such supplemental advance.

ARTICLE III
ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 3.1.                                 Acceptance of Appointment and Other Matters Relating to Servicer.

(a)                                 The Seller agrees to act as the Servicer under this Agreement and the Sale and Servicing Agreement, and the Buyer consents to the Seller acting as the Servicer.  The Seller will have responsibility for servicing, managing and making collections on the Receivables and will have the authority to make any management decisions relating to such Receivables, to the extent such authority is granted to the Servicer under this Agreement and the Sale and Servicing Agreement.

(b)                                 The Servicer will service and administer the Receivables in accordance with the provisions of the Sale and Servicing Agreement, the Indenture and Indenture Supplements.

Section 3.2.                                 Servicing Compensation.  As compensation for its servicing activities under this Agreement and under the Sale and Servicing Agreement, the Servicer is entitled to receive the Servicing Fee on each Payment Date.  The Servicing Fee will be paid in accordance with the terms of the Sale and Servicing Agreement, the Indenture and Indenture Supplements.

ARTICLE IV
OTHER MATTERS RELATING TO SELLER

Section 4.1.                                 Liability of Seller.

(a)                                 The Seller will be liable in accordance with this Agreement only to the extent of the obligations specifically undertaken by the Seller under this Agreement.  All other liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement by the Seller and the issuance of the Notes.  Notwithstanding the foregoing, this Section 4.1 will not protect the Seller against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties under this Agreement.

(b)                                 The Seller and any officer, director, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document believed to be genuine and to have been executed by the proper party in respect of any matters arising out of this Agreement.

(c)                                  The Seller will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement and that, in its opinion, may cause it to incur any expense or liability.

Section 4.2.                                 Merger or Consolidation of, or Assumption, of Obligations of Seller.  Any Person (a) into which the Seller is merged or consolidated, (b) resulting from any merger or consolidation to which the Seller is a party or (c) succeeding to the business of the Seller, if more than 50% of the voting stock or voting power and 50% or more of the economic equity of such Person is owned, directly or indirectly, by Ford, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act except those actions required under this Section 4.2.  Within 15 Business Days after any such merger, consolidation or succession such Person will (i) execute an agreement of assumption to perform every obligation of the Seller under this Agreement, (ii) deliver to the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger, consolidation or succession and such agreement of assumption comply with this Section 4.2, (iii) deliver to the Owner Trustee and the Indenture Trustee an Opinion of Counsel to the effect that either (A) upon the later of the attachment of the security interest and the filing of the necessary financing statements, the security interest in favor of the Issuer in the Sold Assets and the Indenture Trustee in the Collateral will be perfected, or (B) no such action is necessary to preserve and protect such security interest, and (iv) provide notice of such merger, consolidation or succession to the Rating Agencies for each Series.

Section 4.3.                                 Seller Indemnification of Buyer.  The Seller will indemnify and hold harmless the Buyer from and against any and all loss, liability, expense, claim, damage or injury suffered or sustained by the Buyer by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Seller in the performance of its duties under this Agreement or arising out of or based on the arrangement created by this Agreement and the activities of the Seller taken pursuant hereto; provided, however, that the Seller is not required to indemnify the Buyer for any loss, liability, expense, claim, damage or injury of the Buyer resulting from acts, omissions or alleged acts or omissions that constitute willful misconduct, bad faith or gross negligence by the Buyer; and, provided, further, that the Seller is not required to indemnify the Buyer for any loss, liability, expense, claim, damage or injury with respect to any United States federal, state or local income or franchise taxes (or any interest or penalties with respect to any of the foregoing) required to be paid by the Buyer in connection with this Agreement to any taxing authority.  Any indemnification under this Article IV survives the termination of this Agreement.

ARTICLE V
TERMINATION; INSOLVENCY

Section 5.1.                                 Termination of Agreement; Insolvency Event.  This Agreement will terminate immediately after the legal existence of the Issuer terminates pursuant to the Trust Agreement.  In addition, the Buyer will immediately cease purchasing Receivables and the Seller will immediately cease selling Receivables and will designate no Additional Accounts following the occurrence of an Insolvency Event with respect to the Seller.  The Seller will give prompt notice to each of the Buyer, the Owner Trustee and the Indenture Trustee immediately following the occurrence of an Insolvency Event.  Notwithstanding any cessation of the sale of Receivables to the Buyer following an Insolvency Event, Receivables sold to the Buyer before the occurrence of an Insolvency Event and Collections in respect of such Receivables will continue to be property of the Buyer and will be sold by the Buyer to the Issuer pursuant to the Sale and Servicing Agreement.

ARTICLE VI
INTERCREDITOR PROVISIONS

Section 6.1.                                 Nonfloorplan Agreements Between Seller and Dealer.

(a)                                 With respect to a Dealer that is the obligor under Sold Receivables, the Seller may be or become a lender to such Dealer under an agreement or arrangement other than a Floorplan

Financing Agreement pursuant to which the Seller has been granted a Lien in the same Vehicle in which the Floorplan Financing Agreement for such Dealer creates a Lien.

(b)                                 The Seller agrees that with respect to each Sold Receivable of each such Dealer (i) the Lien in any Vehicle granted to the Seller pursuant to any agreement or arrangement other than a Floorplan Financing Agreement is junior and subordinate to the Lien created in such Vehicle by the related Floorplan Financing Agreement, (ii) the Seller has no legal right to realize upon such Vehicle or exercise its rights under such agreement or arrangement in any manner that is materially adverse to the Buyer, the Issuer or the Noteholders in respect of such Vehicle until all required payments in respect of such Sold Receivable under the Floorplan Financing Agreement have been paid and (iii) in realizing upon such Vehicle, neither the Buyer nor the Issuer will have any obligation to protect or preserve the rights of the Seller in such Vehicle.

(c)                                  The Buyer agrees that with respect to each Sold Receivable of each such Dealer (i) the Lien in collateral other than the related Vehicle created by the Floorplan Financing Agreement and assigned to the Buyer is junior and subordinate to the Lien in such non-Vehicle collateral created by any agreement or arrangement other than a Floorplan Financing Agreement, (ii) the Buyer has no legal right to realize upon such non-Vehicle collateral or exercise its rights under the Floorplan Financing Agreement in any manner that is materially adverse to the Seller until all required payments in respect of the obligation created or secured by such agreement or arrangement have been made and (iii) in realizing on such non-Vehicle collateral, the Seller has no obligation to protect or preserve the rights of the Buyer or the Issuer in such non-Vehicle collateral.  The Sale and Servicing Agreement will provide that the Issuer is subject to the preceding sentence.

(d)                                 If the Seller assigns or transfers any rights under, or any obligation evidenced or secured by, an agreement or arrangement referred to in this Article VI that is not a Floorplan Financing Agreement, the Seller will make such assignment or transfer subject to the provisions of this Article VI and require such assignee or transferee to acknowledge that it takes such assignment or transfer subject to the provisions of this Article VI and to agree that it will require the same acknowledgment from any subsequent assignee or transferee.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1.                                 Amendment.

(a)                                 This Agreement may be amended by the Seller and the Buyer, with prior notice by the Buyer to the Rating Agencies for each Series, but without the consent of any Noteholder:

(i)             in order to cure any ambiguity, to correct or supplement any provision in this Agreement that may be inconsistent with any other provision in this Agreement, or to add provisions which are not inconsistent with the other provisions of this Agreement, if the Buyer delivers to the Indenture Trustee an Officer’s Certificate stating that such amendment will not have an Adverse Effect; or

(ii)          for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders if: (A) the Buyer delivers to the Indenture Trustee an Officer’s Certificate stating that such amendment will not have an Adverse Effect, and (B) the Rating Agency Condition has been satisfied with respect to such amendment.

(b)                                 This Agreement may also be amended by the Seller and the Buyer with prior notice by the Buyer to the Rating Agencies for each Series, and with the consent of Noteholders of at least a majority of the Note Balance of the Outstanding Notes of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment, without the consent of the Noteholder of each Outstanding Note adversely affected by such amendment, will:

(i)             reduce in any manner the amount of or delay the timing of any payments (changes in Amortization Events that decrease the likelihood of the occurrence of such events will not be considered delays in the timing of payments for purposes of this clause) to be made to Noteholders or deposits of amounts to be so paid;

(ii)          change the definition of or the manner of calculating the interest of any Noteholders in the Trust Property; or

(iii)       reduce the percentage of the Note Balance of the Outstanding Notes required to consent to any such amendment.

(c)                                  Promptly after the execution of any amendment pursuant to Section 7.1(a), the Seller will furnish notification of the substance of such amendment to each Noteholder.

(d)                                 If the consent of the Noteholders to any proposed amendments is required, it is not necessary that they approve the particular form of such amendment, but only that they approve the substance of such amendment.

Section 7.2.                                 Protection of Right, Title and Interest to Receivables.

(a)                                 The Seller will cause this Agreement, all amendments to this Agreement and all financing statements and continuation statements and any other necessary documents covering the Buyer’s right, title and interest to the Receivables and Related Security to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Buyer under this Agreement.  The Seller will deliver to the Buyer file-stamped copies or other evidence of any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.  The Buyer will cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 7.2(a).

(b)                                 Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 2.1(c) or 7.2(a) seriously misleading within the meaning of Section 9-506 of the UCC, the Seller will give the Buyer notice of any such change and file such financing statements or amendments as may be necessary to continue the perfection of the Buyer’s security interest in the Receivables and the proceeds thereof.

(c)                                  The Seller will give the Buyer prompt notice of any relocation of any office at which it keeps records concerning the Sold Receivables or of its jurisdiction of organization and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and will file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Buyer’s security interest in the Sold Receivables.  The Seller will at all times maintain its jurisdiction of organization within the United States of America.

(d)                                 The Seller will deliver to the Buyer (i) upon the execution and delivery of each amendment to this Agreement, an Opinion of Counsel substantially in the form of Exhibit B; and (ii) on each Addition Date on which any Additional Accounts are to be designated to the Buyer pursuant to Section 2.5, an Opinion of Counsel substantially in the form of Exhibit C.

Section 7.3.                                 Limited Recourse.  Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Buyer under this Agreement will not be recourse to the Buyer (or any person or organization acting on behalf of the Buyer or any Affiliate, officer or director of the Buyer), other than to (a) the amount by which the Net Adjusted Pool Balance on any date of determination exceeds the Required Pool Balance and (b) any other assets of the Buyer not pledged to third parties or otherwise encumbered in a manner permitted by the Buyer’s organizational documents; provided, however, that any payment by the Buyer made in accordance with this Section 7.3 will be made only after payment in full of any amounts that the Seller is obligated to deposit into the Collection Account pursuant to this Agreement; and, provided, further, that the Noteholders will be entitled to the benefits of the subordination of the Depositor Interest to the extent provided in the Indenture Supplements.

Section 7.4.                                 Notices.

(a)                                 All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given and made:

(i)             upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail;

(ii)          in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)       in the case of an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)      in the case of an electronic posting to a password-protected website to which the recipient has been provided access, upon delivery (without the requirement of confirmation of receipt) of an email to such recipient stating that such electronic posting has occurred.

Any such notice, request, demand, consent or other communication must be delivered or addressed as set forth on Schedule B to the Sale and Servicing Agreement or at such other address as any party may designate by notice to the other parties.

(b)                                 Any notice required or permitted to be mailed to a Noteholder (i) in the case of Definitive Notes, must be sent by overnight delivery, mailed by registered first class mail, postage prepaid, or sent by fax, to the address of such Person as shown in the Note Register or (ii) in the case of Book-Entry Notes, must be delivered pursuant to the applicable procedures of the Clearing Agency.  Any notice so mailed within the time prescribed in this Agreement will be conclusively presumed to have been properly given, whether or not the Noteholder receives such notice.

Section 7.5.                                 Third-Party Beneficiaries.  This Agreement will inure to the benefit of and be binding upon the parties to this Agreement, the Indenture Trustee, the Noteholders and their respective successors and permitted assigns.  Except as otherwise provided in this Agreement, no other Person will have any right or obligation under this Agreement.

Section 7.6.                                 GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.7.                                 Submission to Jurisdiction.  The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement.  The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 7.8.                                 WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 7.9.                                 Severability.  If any of the covenants, agreements, provisions or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.

Section 7.10.                          Counterparts.  This Agreement may be executed in any number of counterparts.  Each counterpart will be an original, but all counterparts will together constitute one and the same instrument.

Section 7.11.                          Headings.  The headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of this Agreement.

Section 7.12.                          No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Buyer, any right, remedy, power or privilege under this Agreement will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.13.                          No Petition.  The Seller covenants and agrees that it will not at any time institute against the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Section 7.14.                          Further Assurances.  The Seller agrees to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Buyer in order to effect more fully the purposes of this Agreement, including the authorization of any financing statements or continuation statements relating to the Sold Receivables for filing under the UCC.

Section 7.15.                          Assignment.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Seller without the prior consent of the Buyer and the Indenture Trustee.  The Buyer may assign its rights, remedies, powers and privileges under this Agreement to the Issuer pursuant to the Sale and Servicing Agreement and the Issuer may pledge its assigned rights, remedies, powers and privileges under this Agreement to the Indenture Trustee pursuant to the Indenture.

[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

FORD MOTOR CREDIT COMPANY LLC,
as Seller

By:	/s/ Scott D. Krohn
	Name:	Scott D. Krohn
	Title:	Assistant Treasurer

FORD CREDIT FLOORPLAN LLC,
as Buyer

By:	/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

[Signature Page to MOTA-FCF LLC Receivables Purchase Agreement]

Schedule 1

ACCOUNT SCHEDULE

[On file with the Servicer and the Indenture Trustee]

1-1

Exhibit A

FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

(As required by Section 2.5
of Receivables Purchase Agreement)

This Assignment No.     of Receivables in Additional Accounts, dated as of            , 20   (this “Assignment”), is by and between Ford Motor Credit Company LLC, as Seller, and Ford Credit Floorplan LLC, as Buyer, pursuant to the Receivables Purchase Agreement referred to below.

BACKGROUND

The Seller and the Buyer are parties to a Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”).

Pursuant to the Receivables Purchase Agreement, the Seller wishes to designate Additional Accounts as Accounts and to sell certain Sold Receivables originated in such Additional Accounts and the Related Security, whether now existing or hereafter created, to be further sold to the Issuer and pledged to the Indenture Trustee.

The Buyer is willing to accept such designation and sale subject to the terms and conditions of this Assignment.

The Seller and the Buyer hereby agree as follows:

1.                                      Usage and Definitions.  Capitalized terms used but not otherwise defined in this Assignment are defined in Appendix A to the Sale and Servicing Agreement referenced in the Receivables Purchase Agreement.  Appendix A also contains rules as to usage applicable to this Assignment.  Appendix A is incorporated by reference into this Assignment.  The following terms used in this Assignment have the following meanings:

“Addition Date” means, with respect to the Additional Accounts designated pursuant to this Assignment,           , 20  .

“Additional Cutoff Date” means, with respect to the Additional Accounts designated pursuant to this Assignment,           , 20  .

“Eligible Receivable Origination Cutoff Date” means, with respect to the Additional Accounts designated pursuant to this Assignment,           , 20  .

2.                                      Designation of Additional Accounts.  The Seller delivers with this Assignment an Additional Account Schedule, specifying for each such Additional Account, as of the Additional Cutoff Date, its account number and the aggregate principal amount of its Receivables.

3.                                      Sale of Sold Receivables.  The Seller sells and assigns, without recourse (except as provided in the Receivables Purchase Agreement), to the Buyer, on the Addition Date all of its right, title and interest in, to and under the Sold Receivables originated in such Additional Accounts and all Related Security with respect to any of the foregoing owned by the Seller at the close of business on the applicable Additional Cutoff Date, and thereafter originated from time to time, and all monies due or to become due and all amounts received with respect to any of the foregoing and all proceeds (including “proceeds,” as defined in the UCC) and Recoveries thereof.  The foregoing sale and assignment does not constitute and is not intended to result in the creation, or an assumption by the Buyer, of any obligation of the Servicer, the Seller, Ford or any other Person in connection with the Accounts or related Sold Receivables or under any agreement or instrument relating to such Receivables, including any obligation to any Dealers or Ford.

In connection with such sale, the Seller agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the related Sold Receivables now existing and hereafter created for the sale of “tangible chattel paper,” “payment intangibles,” “general intangibles” or “accounts” (each as defined in the UCC) meeting the requirements of Applicable Law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the related Sold Receivables and the Related Security to the Buyer, and to deliver a file-stamped copy of such financing statement or other evidence of such filing to the Buyer on or before the Addition Date.  The Buyer is under no obligation to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sale.  The parties to this Assignment intend that the sales of related Sold Receivables effected by this Assignment be sales.

In connection with such sale, the Seller further agrees, at its own expense, on or before the Addition Date, to indicate in its computer files that the Sold Receivables and the Related Security have been (a) sold or assigned, as the case may be, to the Buyer pursuant to this Assignment, (b) sold and assigned by the Buyer to the Issuer pursuant to the Sale and Servicing Agreement and (c) pledged by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Secured Parties.

4.                                      Acceptance by Buyer.  Subject to the satisfaction of the conditions set forth in Section 2.5(b) of the Receivables Purchase Agreement, the Buyer acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter originated, sold to the Buyer pursuant to Section 3 of this Assignment.  The Buyer further acknowledges that, before or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Buyer the Additional Account Schedule, described in Section 2 of this Assignment.

5.                                      Representations and Warranties of Seller.  The Seller represents and warrants to the Buyer, on behalf of the Issuer, as of the date of this Assignment and as of the Addition Date that:

(i)                                     Organization and Qualification.  The Seller is duly organized and validly existing as a limited liability company or other legal entity in good standing under the laws of its jurisdiction of organization.  The Seller is qualified as a foreign limited liability company or other legal entity in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals could not reasonably be expected to have a material adverse effect on the Seller’s ability to perform its obligations under this Assignment.

(ii)                                  Power, Authorization and Enforceability.  The Seller has the power and authority to execute, deliver and perform the terms of this Assignment and to acquire, own and sell the Sold Receivables and the other Trust Property and has duly authorized the sale of the Receivables and other Trust Property to the Issuer by all necessary action.  The Seller has authorized the execution, delivery and performance of the terms of this Assignment.  This Assignment is the legal, valid and binding obligation of the Seller enforceable against the Seller, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(iii)                               No Conflicts and No Violation.  The consummation of the transactions contemplated by this Assignment and the fulfillment of the terms of this Assignment will not (A) conflict with or result in a breach of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Seller is a debtor or guarantor, (B) result in the creation or imposition of any Lien upon any of the properties or assets of the Seller pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument (other than this Assignment and the Sale and Servicing Agreement), (C) violate the Organizational Documents of the Seller, or (D) violate any law or, to the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties, in each case which conflict, breach, default, Lien, or violation would reasonably be expected to have a material adverse effect on the Seller’s ability to perform its obligations under this Assignment.

(iv)                              No Proceedings.  To the Seller’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Assignment, (B) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, or (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Seller’s ability to perform its obligations under, or the validity or enforceability of this Assignment, in each case, other than such proceedings that would not reasonably be expected to have a material adverse effect upon the Seller or materially and adversely affect the performance by the Seller of its obligations under, or the validity and enforceability of, this Assignment.

(v)                                 Valid Sale.  This Assignment constitutes a valid sale and assignment to the Buyer of all right, title and interest of the Seller in, to and under the Sold Receivables originated in the Additional Accounts and the Related Security and the proceeds thereof and, upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Sold Receivables and the Related Security hereafter created and the proceeds thereof, upon the creation thereof, the Buyer will have a first priority perfected ownership interest in such property, subject to Permitted Liens.  Except as otherwise provided in the Receivables Purchase Agreement or the other Transaction Documents, neither the Seller nor any Person claiming through or under it has any claim to or interest in the Trust Property.

7.                                      Ratification of Agreement.  As supplemented by this Assignment, the Receivables Purchase Agreement is in all respects ratified and confirmed and the Receivables Purchase Agreement as so supplemented by this Assignment constitutes one and the same instrument.

8.                                      Counterparts.  This Assignment may be executed in any number of counterparts.  Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

9.                                      GOVERNING LAW.  THIS ASSIGNMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

FORD MOTOR CREDIT COMPANY LLC,
as Seller

By:
Name:
Title:

FORD CREDIT FLOORPLAN LLC,
as Buyer

By:
Name:
Title:

Exhibit B

FORM OF OPINION OF COUNSEL REGARDING AMENDMENTS

(As required by Section 7.2(d)(i)
of Receivables Purchase Agreement)

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to the Seller delivered on any Closing Date, as well as any deemed appropriate at the time of delivery.

(a)           The Amendment to the Receivables Purchase Agreement, attached as Schedule 1 (the “Amendment”), has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           All conditions precedent in Section 7.1 of the Receivables Purchase Agreement to the entry into the Amendment have been satisfied.

(c)           The Amendment will not adversely affect in any material respect the interests of the Noteholders.  [Include this clause (c) only in the case of amendments effected pursuant to Section 7.1(a)(ii) of the Receivables Purchase Agreement.]

B-1

Exhibit C

FORM OF OPINION OF COUNSEL REGARDING ADDITIONAL ACCOUNTS

(Provisions to be included in Opinion of Counsel to be
delivered pursuant to Section 7.2(d)(ii) of Receivables Purchase Agreement)*

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to the Seller delivered on any Closing Date, as well as any others deemed appropriate at the time of delivery.

(a)           The Assignment has been duly authorized, executed and delivered by the Seller, and constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           Assuming the Sold Receivables in the Additional Accounts are created under, and are evidenced solely by, either Floorplan Financing Agreements or Sales and Service Agreements, such Receivables will constitute “general intangibles,” “payment intangibles,” “accounts” or “tangible chattel paper,” as defined under Section 9-102 of the UCC in effect in the applicable jurisdiction.

(c)           Assuming the Sold Receivables in the Additional Accounts are created under, and are evidenced solely by, the Sale and Assignment Agreement between Ford and the Seller, such Sold Receivables will constitute “general intangibles,” “payment intangibles,” “accounts” or “tangible chattel paper,” each as defined under Section 9-102 of the UCC in effect in the applicable jurisdiction.

(d)           With respect to Sold Receivables in the Additional Accounts in existence on the date of the Assignment and with respect to Sold Receivables in the Additional Accounts originated after the date of the Assignment, upon the creation of such Sold Receivables and the subsequent sale of such Sold Receivables to the Buyer free and clear of any Liens in accordance with the Receivables Purchase Agreement and receipt by the Seller of the consideration therefor required pursuant to the Receivables Purchase Agreement, a bankruptcy court having jurisdiction over the Seller (i) would not be entitled to compel the turnover of such Sold Receivables or the proceeds thereof to the Seller under Section 542 of the Bankruptcy Code and (ii) would not be entitled to treat such Sold Receivables or the proceeds thereof as assets included in the estate of the Seller pursuant to Section 541 of the Bankruptcy Code or subject to the automatic stay provision of Section 362(a) of the Bankruptcy Code.

*                                         Include references to Additional Accounts only in the case of the designation of Additional Accounts pursuant to Section 2.5 of the Receivables Purchase Agreement.

C-1

Exhibit D

FORM OF REASSIGNMENT OF RECEIVABLES IN REDESIGNATED ACCOUNTS

(Pursuant to Section 2.7
of Receivables Purchase Agreement)

This Reassignment No.     of Receivables in Redesignated Accounts, dated as of            , 20  , (this “Reassignment”) is between Ford Motor Credit Company LLC, as Seller and Ford Credit Floorplan LLC, as Buyer, pursuant to the Receivables Purchase Agreement referred to below.

BACKGROUND

The Seller and the Buyer are parties to a Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”).

Pursuant to the Receivables Purchase Agreement, the Buyer has offered to the Seller automatically and without notice to or action by or on behalf of the Buyer, the right to redesignate and thereby remove Accounts from the operation of the Receivables Purchase Agreement in the manner prescribed in Section 2.7 thereof.

The Seller is willing to accept such redesignation and to accept reconveyance of all such Sold Receivables, Related Security and any related amounts held or received in respect of such Accounts subject to the terms and conditions of this Reassignment.

The parties agree as follows:

1.             Usage and Definitions.  Capitalized terms used but not otherwise defined in this Assignment are defined in Appendix A to the Sale and Servicing Agreement referenced in the Receivables Purchase Agreement.  Appendix A also contains rules as to usage applicable to this Reassignment.  Appendix A is incorporated by reference into this Assignment.  The following terms used in this Reassignment have the following meanings:

“Redesignation Date” means, with respect to the Redesignated Accounts redesignated by this Reassignment,           , 20  .

2.             Notice of Redesignated Accounts.  With respect to any Redesignated Accounts, the Seller (or the Servicer on its behalf) has delivered to the Buyer the Redesignation Notice as provided in Section 2.6(b)(i) of the Receivables Purchase Agreement.

3.             Redesignated Accounts.  The Seller delivers with this Reassignment the Redesignated Account Schedule specifying for each such Redesignated Account, as of the Redesignation Date, its account number and the aggregate principal amount of the Receivables of such Account.

4.             Conveyance of Sold Receivables.  The Buyer sells and assigns to the Seller, without recourse, representation or warranty on and after the Redesignation Date, all of its right, title and interest in, to and under all Sold Receivables now existing at the close of business on the Redesignation Date or thereafter originated from time to time in the Redesignated Accounts redesignated by this Reassignment, all Related Security with respect to any of the foregoing, all monies due or to become due and all amounts received with respect to any of the foregoing, and all proceeds (as defined in Section 9-315 of the UCC) and Recoveries thereof.

If requested by the Seller, in connection with such sale, the Buyer agrees to execute and deliver to the Seller on or before the date of this Reassignment, a termination statement with respect to the Sold Receivables existing at the close of business on the Redesignation Date and thereafter originated from time to time and Related Security thereof in the Redesignated Accounts reassigned by this Reassignment (which may be a single termination statement with respect to all such Sold Receivables and Related Security) evidencing the release by the Buyer of its Lien on the Sold Receivables in the Redesignated Accounts and the Related Security, and meeting the requirements of Applicable Law, in such manner and such jurisdictions as are necessary to remove such Lien.

5.             Acceptance by Buyer.  The Buyer acknowledges that, before or simultaneously with the execution and delivery of this Reassignment, the Seller delivered to the Buyer the updated Redesignated Account Schedule described in Section 3 of this Reassignment.

6.             Legal, Valid and Binding Obligation.  The Seller represents and warrants to the Buyer as of the date of this Reassignment and as of the Redesignation Date that this Reassignment constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

7.             Ratification of Agreement.  As supplemented by this Reassignment, the Receivables Purchase Agreement is in all respects ratified and confirmed and the Receivables Purchase Agreement, as so supplemented by this Reassignment, constitutes one and the same instrument.

8.             Counterparts.  This Reassignment may be executed in any number of counterparts.  Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

9.             GOVERNING LAW.  THIS REASSIGNMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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EXECUTED BY:

FORD MOTOR CREDIT COMPANY LLC,
as Seller

By:
Name:
Title:

FORD CREDIT FLOORPLAN LLC,
as Buyer

By:
Name:
Title: